Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-255632 on Form S-8 of our report dated April 29, 2026, relating to the financial statements of 17 Education & Technology Group Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People’s Republic of China
April 29, 2026